Exhibit 99.2

March 22, 2005

VIA FACSIMILE

Yvette E. Landau, Esq.

Mandalay Resort Group

3950 Las Vegas Boulevard South

Las Vegas, NV  89119

Re: Agreement and Plan of Merger (the “Merger Agreement”) dated as of
June 15, 2004 among MGM MIRAGE, Mandalay Resort Group and
MGM MIRAGE Acquisition Co. #61 – Extension of Outside Date

Dear Yvette:

This letter shall memorialize MGM MIRAGE’s irrevocable election to extend the Outside Date to June 30, 2005, in accordance with Section 7.01 of the Merger Agreement, as MGM MIRAGE is awaiting receipt of approvals and consents under Gaming Laws in Michigan and Illinois.  Capitalized terms not otherwise defined herein shall have the meanings afforded such terms in the Merger Agreement.

Very truly yours,

/s/ Gary N. Jacobs

Gary N. Jacobs

cc:	J. Terrence Lanni
James J. Murren
Marc S. Rosenberg, Esq.
Scott A. Barshay, Esq.